Exhibit 10.33

THIRD AMENDMENT TO THE
PREMIER HEALTHCARE SOLUTIONS, INC.
DEFERRED COMPENSATION PLAN

WHEREAS, Premier Healthcare Solutions, Inc. (the “Company”) maintains the Premier Healthcare Solutions, Inc. Deferred Compensation Plan (the “Plan”) for the benefit of select employees;

WHEREAS, amendment of the Plan is now considered desirable to allow the Plan to recognize a qualified domestic relations order with respect to a Participant’s benefit under the Plan; and

WHEREAS, the Plan provides that the Board of Directors of the Company may amend the Plan, subject to the approval of the Compensation Committee of Premier, Inc. (the “Compensation Committee”).

NOW, THEREFORE, BE IT RESOLVED, pursuant to the power granted to the Board of Directors of the Company by Section 7.01 of the Plan but subject to the approval of the Compensation Committee, that the Plan is hereby amended, effective as provided herein, in the following particulars:

Effective January 1, 2025, Section 8.04 of the Plan is amended to read as follows:

“8.04 Non-Assignability.

(a)Except as otherwise provided in Section 8.04(b),

(i)Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the benefit payable under the Plan, or any part thereof, which are expressly declared to be unassignable and nontransferable; and
(ii)No part of the benefit shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debt, judgments, alimony, or separate maintenance owed by the Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

(b)The time or schedule of a payment under the Plan may be accelerated to an alternate payee, as defined in Code Section 414(p)(8) (“Alternate Payee”), or a payment under the Plan may be made to an Alternate Payee, to the extent necessary to fulfill a QDRO, as defined below. A QDRO is a domestic relations order, as defined in Code Section 414(p)(1)(B), which is determined by the Retirement Committee to be a “qualified domestic relations order” as defined in Code Section 414(p)(1) and satisfies the following requirements: (1) the QDRO requires that payment of the amount awarded to the Alternate Payee under the QDRO be paid in a single lump sum as soon as reasonably practicable after receipt by the Plan of a court certified copy of the QDRO and (2) the QDRO is promptly provided to the Plan following the date the QDRO is entered.”

IN WITNESS WHEREOF, a duly authorized signatory of Premier Healthcare Solutions, Inc. has executed this Third Amendment on this 11 day of November, 2024.
PREMIER HEALTHCARE SOLUTIONS, INC.

/s/Allison Golding
By: Allison Golding, Authorized Signatory